UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BOOKS-A-MILLION, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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May 2, 2014

Dear Stockholder:

You are cordially invited to attend the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Books-A-Million, Inc. (the “Company”), which will be held at 10:00 a.m., Central Time, on May 30, 2014, at our corporate office annex located at 121 West Park Drive, Birmingham, Alabama 35211. Formal notice of the Annual Meeting, a proxy statement, and a proxy card accompany this letter. Also enclosed is our Annual Report to Stockholders for fiscal 2014.

The principal business of the meeting will be to (i) elect a director to serve a three-year term expiring in 2017; (ii) approve an amendment to the 2005 Incentive Award Plan ; (iii) ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2015; (iv) approve on an advisory basis the compensation of our named executive officers; and (v) transact such other business as may properly come before the meeting. During the meeting, we will also review the results of the past fiscal year.

Your vote is important. Regardless of whether you plan to attend the meeting, we hope you will vote as soon as possible. You may vote over the Internet, by telephone, or by mailing the enclosed proxy card in the postage-prepaid envelope provided so that your shares will be voted at the meeting. If you decide to attend the meeting, you may, of course, revoke your proxy and personally cast your votes. Please review the instructions on each of your voting options described in the proxy statement.

We look forward to seeing you at the meeting.

Sincerely yours,

Terrance G. Finley
Chief Executive Officer and President

BOOKS-A-MILLION, INC.

402 INDUSTRIAL LANE

BIRMINGHAM, ALABAMA 35211

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

You are cordially invited to attend the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Books-A-Million, Inc. (the “Company”), which will be held at 10:00 a.m., Central Time, on May 30, 2014, at our corporate office annex located at 121 West Park Drive, Birmingham, Alabama 35211. Directions to attend the meeting where you may vote in person can be found on our website: www.booksamillioninc.com. The meeting is called for the following purposes:

(1)	To elect a director for a three-year term expiring in 2017;

(2)	To approve the Fourth Amendment to the 2005 Incentive Award Plan;

(3)	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2015;

(4)	To approve on an advisory basis the compensation of our named executive officers; and

(5)	To transact such other business as may properly come before the meeting.

The above matters are described in detail in the proxy statement. Regardless of whether you plan to attend the meeting, you are urged, after reading the proxy statement, to vote your shares by proxy using one of the following methods: (a) vote by telephone or via the Internet using the instructions on your proxy card or (b) complete, sign, date, and return your proxy card in the postage-paid envelope provided. If you attend the meeting, you may revoke your proxy and vote your shares personally if you desire.

The Board of Directors has fixed the close of business on April 7, 2014, as the record date for the purpose of determining the stockholders who are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

By Order of the Board of Directors,

Clyde B. Anderson
Executive Chairman of the Board of Directors

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 30, 2014: The Company’s Proxy Statement and Annual Report to Stockholders are available at http://www.booksamillioninc.com/report.

PROXY STATEMENT

i

BOOKS-A-MILLION, INC.

402 INDUSTRIAL LANE

BIRMINGHAM, ALABAMA 35211

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 30, 2014

INFORMATION ABOUT THE ANNUAL MEETING

This Proxy Statement is furnished by and on behalf of the Board of Directors of Books-A-Million, Inc. (the “Company”) in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m., Central Time, on May 30, 2014, at our corporate office annex located at 121 West Park Drive, Birmingham, Alabama 35211, and at any adjournments or postponements thereof (the “Annual Meeting”). This Proxy Statement and the enclosed proxy card will be first mailed on or about May 2, 2014 to the Company’s stockholders of record on the close of business on April 7, 2014.

SHARES ENTITLED TO VOTE

You can vote either in person at the Annual Meeting or by proxy without attending the Annual Meeting. The shares of common stock, $.01 par value per share (the “Common Stock”), of the Company represented at the Annual Meeting by a properly executed proxy will be voted as you direct. If you sign your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board. The Board recommends a vote FOR the election as director of the nominee listed in this Proxy Statement, FOR the approval of the Fourth Amendment to the 2005 Incentive Award Plan, FOR the ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2015 and FOR the advisory approval of the compensation of our named executive officers.

To vote by proxy, you must do one of the following:

•

Vote by Telephone. You can vote your shares by telephone by calling the toll-free number listed on the enclosed proxy card on a touch-tone telephone 24 hours a day through 12:00 p.m., Central Time, on May 29, 2014. Easy-to-follow voice prompts enable you to vote your shares and confirm that your instructions have been properly recorded. If you are a beneficial owner, or you hold your shares in “street name,” please check your voting instruction card or contact your bank, broker, or nominee to determine whether you will be able to vote by telephone.

•

Vote by Internet. You can also vote via the Internet through 12:00 p.m., Central Time, on May 29, 2014 by following the instructions on the enclosed proxy card. The website address for Internet voting is indicated on the enclosed proxy card. Internet voting is available 24 hours a day. If you are a beneficial owner, or you hold your shares in “street name,” please check your voting instruction card or contact your bank, broker, or nominee to determine whether you will be able to vote by Internet.

•

Vote by Mail. If you choose to vote by mail, complete, sign, date, and return your proxy card in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the Annual Meeting.

If you want to vote in person at the Annual Meeting, and you hold your Common Stock in street name (that is, through a bank or broker), you must obtain a proxy from your bank or broker and bring that proxy to the Annual Meeting.

Voting by proxy will not affect a stockholder’s right to attend and to vote in person at the Annual Meeting. A proxy may be revoked by a stockholder any time before it is voted by (i) filing with the Secretary of the Company either a written revocation or an executed proxy bearing a later date, (ii) a later vote via the Internet or by telephone, or (iii) attending and voting in person at the Annual Meeting.

Only holders of record of Common Stock as of the close of business on April 7, 2014 (the “Record Date”) will be entitled to vote at the Annual Meeting. As of the close of business on the Record Date, there were 15,668,390 shares of Common Stock outstanding. Holders of shares authorized to vote are entitled to cast one vote per share on all matters. The holders of a majority of the shares entitled to vote must be present or represented by proxy at the Annual Meeting to constitute a quorum.

Under Delaware law and the Company’s Amended and Restated Bylaws, directors are elected by the affirmative vote, in person or by proxy, of a plurality of the shares entitled to vote in the election at a meeting at which a quorum is present. Only votes actually cast will be counted for the purpose of determining whether a particular nominee received more votes than the persons, if any, nominated for the same seat on the Board of Directors. The approval of the Fourth Amendment to the 2005 Inventive Award Plan (Proposal 2) requires for adoption the affirmative vote of the holders of a majority of shares of Common Stock present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting. The ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 3) requires for adoption the affirmative vote of the holders of a majority of shares of Common Stock present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting. Proposal 4 is a non-binding advisory vote regarding executive compensation, although the Company’s Board of Directors will take into account the outcome of the vote when considering future executive compensation arrangements. Proposal 4 requires for adoption the affirmative vote of the holders of a majority of shares of Common Stock present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting.

Abstentions, votes withheld and, unless a broker’s authority to vote on a particular matter is limited, shares held in street name that are not voted, are counted in determining the votes present at a meeting and entitled to vote, such as for quorum purposes. Abstentions will be counted as present for purposes of determining the existence of a quorum but will be counted as not voting on any proposal brought before the Annual Meeting. Since the election of a director (Proposal 1) is determined by a plurality of the votes cast at the Annual Meeting, abstentions will not affect the outcome of this matter. An abstention as to the approval of the amendment to the 2005 Incentive Award Plan (Proposal 2), the ratification of the appointment of the independent registered public accounting firm (Proposal 3) and the advisory vote on executive compensation (Proposal 4) will have the same effect as voting against the proposal.

A share that is held in street name that is not voted because the broker’s authority to vote on that matter is limited and the broker did not receive direction on how to vote the share on that matter from the beneficial owner (a “broker non-vote”) is not considered entitled to vote and is thus not calculated as a vote cast at a meeting (either for or against the proposal). Accordingly, broker non-votes, if any, will not have an effect on the approval of Proposals 1, 2 or 4. Your broker will continue to have discretion to vote uninstructed shares on the ratification of the appointment of the independent registered public accounting firm (Proposal 3).

If any other matters are properly presented at the Annual Meeting for consideration, the persons named as proxies in the enclosed proxy card will have discretion to vote on those matters for you in a manner deemed by the proxy representatives named therein to be in the best interests of the Company and its stockholders. On the date we filed this Proxy Statement with the Securities and Exchange Commission, the Board did not know of any other matter to be raised at the Annual Meeting.

PROPOSAL 1 – DIRECTOR ELECTION

The Board of Directors of the Company is divided into three classes of directors serving staggered terms of office. Upon the expiration of the term of office of a class of directors, the nominees for that class are elected for a term of three years to serve until the election and qualification of their successors. The current terms of Messrs. Terry C. Anderson and Albert C. Johnson expire at the Annual Meeting. Mr. Johnson notified the Company on April 25, 2014 that he will end his service as a member of the Board of Directors at the conclusion of his term at the Annual Meeting and, therefore, will not stand for re-election to the Board of Directors. The Board of Directors approved on April 28, 2014, in accordance with the Company’s Amended and Restated Bylaws, the reduction of the number of directors on the Board of Directors from five to four, with only one director in the class of directors to be elected at the Annual Meeting. The Board of Directors has nominated Mr. Anderson for re-election to the Board of Directors at the Annual Meeting, to serve until the 2017 annual meeting of stockholders and until his successor is duly elected and qualified.

All shares represented by properly executed proxies received in response to this solicitation will be voted in the director election as specified therein by the stockholders. Unless otherwise specified in the proxy, it is the intention of the persons named on the enclosed proxy card to vote FOR the election of Mr. Anderson to the Board of Directors. Mr. Anderson has consented to serve as a director of the Company if elected. If at the time of the Annual Meeting, Mr. Anderson is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy card will be exercised to vote for a substitute candidate designated by the Board of Directors. The Board of Directors has no reason to believe that Mr. Anderson will be unable or will decline to serve as a director.

Set forth below is certain information furnished to the Company by Mr. Anderson and by each of the incumbent directors whose terms will continue following the Annual Meeting.

NOMINEE FOR ELECTION – TERM TO EXPIRE IN 2017

TERRY C. ANDERSON

Age: 56

Terry C. Anderson has served as a director of the Company since April 1998. Mr. Anderson serves as the Chairman and Chief Executive Officer of American Promotional Events, Inc., an importer and wholesaler of pyrotechnics, a position he has held since July 1988. Mr. Anderson is the brother of Clyde B. Anderson, the Executive Chairman of the Board of Directors of the Company. Mr. Anderson is not an independent director.

The Company believes that Mr. Anderson’s qualifications to serve on its Board include his service as Chairman and Chief Executive Officer of American Promotional Events, Inc., which gives him unique insights into importing retail items for the Company, and his service on the Board of the Company since 1988.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE

FOR THE ELECTION AS DIRECTOR OF THE NOMINEE NAMED ABOVE.

INCUMBENT DIRECTORS – TERM TO EXPIRE IN 2015

CLYDE B. ANDERSON

Age: 53

Clyde B. Anderson has served as the Executive Chairman of the Board of Directors of the Company since March 2012. Mr. Anderson served as Chairman and Chief Executive Officer of the Company from May 2009 to March 2012, when Mr. Terrance G. Finley was elected to the position of Chief Executive Officer of the Company. On August 20, 2009, Mr. Anderson was re-elected to the position of President, which position he held until August 23, 2011 when Mr. Finley was promoted to the position of President and Chief Operating Officer of the Company. Mr. Anderson served as the Executive Chairman of the Board of Directors from February 2004 to March 2009. He has served as a director of the Company since August 1987. Mr. Anderson has served as the Chairman of the Board of Directors since January 2000 and also served as the Chief Executive Officer of the Company from July 1992 until February 2004. Mr. Anderson also served as the President of the Company from November 1987 to August 1999. From November 1987 to March 1994, Mr. Anderson served as the Company’s Chief Operating Officer. Mr. Anderson served on the board of directors of Hibbett Sports, Inc., a sporting goods retailer, from 1987 to 2008. Mr. Anderson is the brother of Terry C. Anderson, a member of the Company’s Board of Directors. Mr. Anderson is not an independent director.

The Company believes that Mr. Anderson’s qualifications to serve on its Board include his 28 years of experience in the retail bookstore industry, including 25 years in the leadership roles of President, Chief Executive Officer, or Executive Chairman of the Company.

RONALD G. BRUNO

Age: 62

Ronald G. Bruno has served as the President of Bruno Capital Management Corporation, an investment company, since 1995 and as the Chairman of Bruno Event Team, LLC, a sports marketing firm, since 1996. He has served as a director of the Company since September 1992. Formerly, Mr. Bruno served as the Chairman and Chief Executive Officer of Bruno’s Supermarkets, Inc., a supermarket retailing chain. He also served on the board of directors for Russell Corporation from 1992 to 2006 and the board of directors for SouthTrust Bank, N.A. from 1986 to 2004. Mr. Bruno has been determined to be independent by the Board as defined by the listing standards of the NASDAQ Stock Market, LLC (“NASDAQ”).

The Company believes that Mr. Bruno’s qualifications to serve on its Board include Mr. Bruno’s experience from his prior service as the Chairman and Chief Executive Officer of Bruno’s Supermarkets, Inc., a publicly traded retail grocery store chain, his prior service on the public company boards of directors of SouthTrust Bank, N.A. and Russell Corporation, and his service on the Company’s Board since 1992.

INCUMBENT DIRECTOR – TERM TO EXPIRE IN 2016

EDWARD W. WILHELM

Age: 55

Edward W. Wilhelm is currently Executive Vice President, Chief Financial Officer of The Finish Line, Inc., a specialty retailer of athletic shoes, apparel and accessories, serving in such capacity since March 2009. He has served as a director of the Company since May 2013. Previously, Mr. Wilhelm served as Executive Vice President and Chief Financial Officer of Borders Group, Inc. from 2000 to 2009. From 1997 to 2000, Mr. Wilhelm was Vice President of Planning, Reporting, and Treasury for Borders Group, Inc. and served as Vice President of Finance from 1994 through 1997. Mr. Wilhelm is a Certified Public Accountant. Mr. Wilhelm has been determined to be independent by the Board as defined by NASDAQ listing standards.

The Company believes that Mr. Wilhelm’s qualifications to serve on its Board include his experience from his service in his current position with The Finish Line, Inc., and his service in previous positions with Borders Group, Inc., which gives him a wide range of capital markets and public company experience, particularly with respect to the general retail and book industries.

DIRECTOR NOT STANDING FOR RE-ELECTION

ALBERT C. JOHNSON

Age: 69

Albert C. Johnson has served as a director of the Company since August 2005. Mr. Johnson is an independent financial consultant and a retired CPA. He retired from Arthur Andersen LLP in 1994 after a 30-year career. Mr. Johnson most recently served as Senior Vice President and Chief Financial Officer of Dunn Investment Company from 1994 to 1998. Mr. Johnson has served as a director of Hibbett Sports, Inc., a sporting goods retailer, since March 2008. He also served as a director of Regions Morgan Keegan Mutual Funds from 2005 through 2009. Mr. Johnson has been determined to be independent by the Board as defined by NASDAQ listing standards.

Mr. Johnson notified the Company on April 25, 2014 that he will end his service as a member of the Board of Directors at the conclusion of his term at the Annual Meeting and, therefore, will not stand for re-election to the Board of Directors.

CORPORATE GOVERNANCE AND BOARD MATTERS

Meetings and Attendance. The Company’s Board of Directors held thirteen meetings during the Company’s fiscal year ended February 1, 2014 (“fiscal 2014”). The Board currently has one committee, the Audit Committee. During fiscal 2014, each director attended at least 75% of the meetings of the Board and the committees of the Board on which he served. Directors are encouraged to attend annual meetings of Books-A-Million stockholders. All of the Company’s five directors were present at the last annual meeting of stockholders.

Controlled Company Status. Under the listing standards of NASDAQ, we are deemed a controlled company by virtue of the fact that Clyde B. Anderson, the Executive Chairman of our Board of Directors, along with certain of Mr. Anderson’s family members and certain trusts of which he or a family member acts as trustee or co-trustee, have voting power with respect to more than fifty percent of our outstanding voting stock. Since April 2, 2013, we have elected to take advantage of certain of the corporate governance exemptions available to controlled companies. A controlled company is not required to have a majority of its Board of Directors comprised of independent directors. Director nominees are not required to be selected or recommended for the Board’s consideration by a majority of independent directors or a nominating committee comprised solely of independent directors, nor do the NASDAQ listing standards require a controlled company to certify adoption of a formal written charter or Board resolution, as applicable, addressing the nominations process. A controlled company is also exempt from NASDAQ requirements regarding the determination of executive officer and director compensation by a majority of independent directors or a compensation committee comprised solely of independent directors of the Board. Director nominations and officer and director compensation determinations are now the responsibility of the full Board of Directors (with the exception of any compensation decisions relating to the Company’s Executive Chairman, Clyde B. Anderson, which decisions are made by the members of the Board other than Mr. Anderson). However, a controlled company is required to have an audit committee comprised of at least three directors, who are independent as defined under the rules of both the Securities and Exchange Commission and NASDAQ. NASDAQ further requires that all members of the audit committee have the ability to read and understand financial statements and that at least one member of the audit committee possesses financial sophistication. The independent directors must also meet at least twice a year in meetings at which only they are present.

Board Independence. The Board of Directors currently has five members, three of whom have been determined to be independent within the meaning of the NASDAQ listing standards. During the Board of Directors’ determination of the independence of directors for fiscal year 2014, the Board of Directors specifically considered relationships between the Company and its affiliates and each director and his immediate family and affiliated entities. The Board specifically considered the lease payments under a real estate sublease made by Hibbett Sports, Inc. (“Hibbett”), of which Mr. Johnson serves as a director. Total payments to the Company from Hibbett under the sublease have been less than 1% of annual revenues of the Company in each of the past three annual periods. Based on this review, the Board concluded that this relationship does not interfere with Mr. Johnson’s independent judgment in carrying out the responsibilities of a director.

Board Leadership Structure. The Board does not have a policy requiring the separation or combination of the CEO and Chairman roles. From 2004 to 2009, the Company had separate individuals serving as Chairman of the Board and as Chief Executive Officer. During this period, Mr. Clyde B. Anderson, who served as Chief Executive Officer of the Company from 1992 through 2004, continued in an active leadership role of the Company serving as its Executive Chairman. Upon the resignation of Sandra B. Cochran as President and Chief Executive Officer of the Company in March 2009, the Board of Directors reappointed Mr. Anderson to the role of Chief Executive Officer, believing that his more than 28 years of service to the Company, vast industry experience, and close relationship with the Company’s management team uniquely qualified him for the role. The Board believed that combining the roles of Chairman and Chief Executive Officer during the period following Ms. Cochran’s resignation from March 2009 to March 2012 was in the best interests of the Company. On March 13, 2012, the Board approved the promotion of Terrance G. Finley to the office of Chief Executive Officer, thereby separating the roles of the Chairman and Chief Executive Officer. Mr. Anderson continues to serve as Executive Chairman. The Board has determined that this current structure is the most appropriate and effective Board leadership structure for the Company at this time based upon a number of factors, including the experience of the applicable individuals, the current business environment, the specific needs of the business, and what is in the best interests of the Company’s stockholders. However, the Board may reconsider the Company’s leadership structure from time to time in the future based on considerations at that time.

Although the Board of Directors has not designated a lead independent director, the independent directors of the Company meet in executive session at least twice during each fiscal year, and a chairman of those executive sessions is elected by the independent directors at each of those executive sessions. In addition, the Chairman of the Audit Committee serves as the director to whom correspondence may be directed on behalf of the Board as described under “Communications with Directors” on page 8 of this Proxy Statement.

Board’s Role in Risk Oversight. The Board has an active role, as a whole and also at the Audit Committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s Enterprise Risk Assessment through reports from the Audit Committee. The Internal Audit Department of the Company works with the Management Executive Committee to perform an overall enterprise risk assessment on an annual basis and provides its Enterprise Risk Assessment report to the Audit Committee. The Enterprise Risk Assessment is used by the Audit Committee and the Internal Audit Department to develop audit plans on an annual basis to safeguard against identified risks. The Audit Committee also specifically oversees and manages financial risks (including risks required to be monitored under the Sarbanes-Oxley Act). The full Board of Directors is regularly informed by the Audit Committee about any risks the oversight of which has been delegated to the Audit Committee. Because the Board currently does not have an active Compensation Committee or Nominating and Corporate Governance Committee, the full Board of Directors is responsible for overseeing the management of risks relating to the Company’s compensation plans and arrangements and risks associated with the independence of the Board of Directors and potential conflicts of interest for directors and employees.

Audit Committee of the Board of Directors. The Audit Committee currently consists of Messrs. Albert C. Johnson, Chairman of the Committee, Ronald G. Bruno, and Edward W. Wilhelm. The responsibilities of the Audit Committee include, in addition to such other duties as the Board may specify, appointing the Company’s independent auditors, reviewing with the independent auditors the scope and results of the audit engagement, reviewing and approving related party activity, reviewing the Company’s financial policies and internal control procedures, and reviewing and approving the performance of all non-audit services by the Company’s auditors. The Audit Committee held five meetings in fiscal 2014.

The Board of Directors has determined that all of the current members of the Audit Committee are independent directors, as defined by the Company’s Audit Committee Charter, NASDAQ listing standards, and Securities and Exchange Commission rules. The Audit Committee acts under a written charter first adopted in 1992 and last reviewed, revised and approved on March 20, 2014. The Audit Committee Charter is available free of charge on the Company’s website at www.booksamillioninc.com. The Board of Directors has determined that Mr. Albert C. Johnson is qualified as an audit committee financial expert under Securities and Exchange Commission rules. Mr. Johnson’s business experience and description of positions are summarized in the section “Director Not Standing for Re-election” on page 5 of this Proxy Statement. The Board of Directors has also determined that Edward W. Wilhelm is qualified as an audit committee financial expert under the Securities and Exchange Commission rules. Mr. Wilhelm’s business experience and description of positions are summarized in the section “Incumbent Director – Term to Expire in 2016” on page 4 of this Proxy Statement. As a result of Mr. Johnson’s not standing for re-election at the Annual Meeting, the Audit Committee will be comprised of two independent directors following the Annual Meeting. In accordance with NASDAQ listing standards, the Board of Directors has one year from the Annual Meeting to nominate a third independent director to serve on the Audit Committee.

Identifying and Evaluating Nominees for Directors. The Board utilizes a variety of methods for identifying and evaluating director nominees. The Board regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Board considers various potential candidates for director. Candidates may come to the attention of the Board through current Board members, professional search firms, stockholders, or other persons. These candidates are evaluated at regular or special meetings of the Board and may be considered at any point during the year.

The Board of Directors believes that it is necessary for each of the Company’s directors to possess many qualities and skills. When searching for new candidates, the Board considers the evolving needs of the Board and searches for candidates that fill any current or anticipated future gap. The Board also believes that all directors must possess a considerable amount of business management and educational experience. The Board first considers a candidate’s management experience and then considers issues of judgment, background, stature, conflicts of interest, integrity, ethics, and commitment to the goal of maximizing stockholder value when considering director candidates. The Board also focuses on issues of diversity, such as diversity of gender, race and national origin, education, professional experience, and differences in viewpoints and skills. The Board does not have a formal policy with respect to diversity; however, the Board believes that it is essential that the Board members represent diverse viewpoints. In considering candidates for the Board, the Board considers the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board are also considered. Certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole are described in the individual biographies of each director under the heading “PROPOSAL 1 – DIRECTOR ELECTION” beginning on page 3 of this Proxy Statement.

Director Nominees Proposed by Stockholders. The Board will consider suggestions from stockholders for nominees for election as directors. The Amended and Restated Bylaws of the Company provide that any stockholder entitled to vote on the election of directors at a meeting called for such purpose may nominate persons for election to the Board by following the procedures set forth in the section of the Amended and Restated Bylaws titled “Notice of Stockholder Nominees.” Stockholders who wish to submit a proposed nominee to the Company should send written notice to Ms. Tyler B. Novak, Secretary of the Board of Directors and General Counsel, Books-A-Million, Inc., 402 Industrial Lane, Birmingham, Alabama 35211.

Such notice should set forth all information relating to such nominee as is required to be disclosed in solicitations of proxies for elections of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected, the name and address of such stockholder or beneficial owner on whose behalf the proposed nomination is being made, and the class and number of shares of the Company owned beneficially and of record by such stockholder or beneficial owner. The Board will consider nominees suggested by stockholders on the same terms as nominees provided by search firms or other parties. The Board seeks to achieve a balance of knowledge, experience, and capability on the Board and believes that nominees for election to the Board must possess certain minimum qualifications and attributes. The nominee: (1) must exhibit strong personal integrity, character and ethics, and a commitment to ethical business and accounting practices, (2) must not be involved in on-going litigation with the Company or be employed by an entity which is engaged in such litigation, and (3) must not be the subject of any on-going criminal investigations, including investigations for fraud or financial misconduct.

Communication with Directors. Individuals may communicate with the Board by submitting the communication to the Company’s executive offices at 402 Industrial Lane, Birmingham, Alabama 35211. The communication should be directed to: Internal Auditor. The Company’s Internal Auditor reports directly to the Audit Committee of the Board of Directors and will immediately communicate the information to the Chairman of the Audit Committee and the Audit Committee and / or all members of the Board.

Code of Business Conduct and Ethics. The Company has adopted a Code of Business Conduct and Ethics for all directors, officers (including the Company’s principal executive officer, principal financial officer, and controller), and employees. The Company’s Code of Business Conduct and Ethics is available free of charge on the Company’s website at www.booksamillioninc.com. The Company intends to make available on the Company’s website any amendments to or waivers from the Company’s Code of Business Conduct and Ethics within four business days of such amendment or waiver. Stockholders may also request a free copy of the Code of Business Conduct and Ethics by writing to the attention of Investor Relations at the Company’s executive offices at 402 Industrial Lane, Birmingham, Alabama 35211.

REPORT OF THE AUDIT COMMITTEE

The members of the Audit Committee are Messrs. Albert C. Johnson (Chairman), Ronald G. Bruno, and Edward W. Wilhelm. The Board has determined that Messrs. Johnson and Wilhelm are audit committee financial experts as defined by the Securities and Exchange Commission. As a result of Mr. Johnson’s not standing for re-election at the Annual Meeting, the Audit Committee will be comprised of two independent directors following the Annual Meeting. In accordance with the NASDAQ listing standards, the Board of Directors has one year from the Annual Meeting to nominate a third independent director to serve on the Audit Committee.

The primary function of the Audit Committee is to provide advice with respect to the Company’s financial matters and to assist the Board of Directors in fulfilling its oversight responsibilities regarding (i) the quality and integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the independent registered public accounting firm serving as auditors of the Company, and (iv) the performance of the Company’s internal audit function and the independent registered public accounting firm.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. It is not the duty of the Audit Committee to conduct auditing or accounting review procedures.

The Audit Committee held five meetings during fiscal 2014, including regular meetings in conjunction with the close of each fiscal quarter during which the Audit Committee reviewed and discussed the Company’s financial statements with management and Ernst & Young LLP, the Company’s independent registered public accounting firm for the first and second quarter of fiscal 2014, and Grant Thornton LLP, its independent registered public accounting firm for the third quarter of fiscal 2014 and the fiscal year ended February 1, 2014, and Ernst & Young LLP, its independent registered public accounting firm for the fiscal year ended February 2, 2013.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended February 1, 2014 with the Company’s management, and management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee has discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Grant Thornton LLP its independence from the Company. The Audit Committee approved all services provided by Grant Thornton LLP for the fiscal year ended February 1, 2014. The total fees paid to Grant Thornton LLP for the fiscal year 2014 are described on page 31 of this Proxy Statement under “Fees and Services.”

Based on the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the audited financial statements and the written disclosures and letter from the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2014 for filing with the Securities and Exchange Commission.

By the Audit Committee of the Board of Directors:

Albert C. Johnson, Chairman

Ronald G. Bruno

Edward W. Wilhelm

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information concerning the beneficial ownership of Common Stock of the Company of (i) those persons known by management of the Company to own beneficially more than 5% of the Company’s outstanding Common Stock, (ii) the directors of the Company, (iii) the executive officers named in the Summary Compensation Table on page 18 of this Proxy Statement and (iv) all current directors and executive officers as a group. Such information is provided as of April 7, 2014. The number of shares of Common Stock of the Company outstanding on April 7, 2014 was 15,668,390. According to rules adopted by the Securities and Exchange Commission, a person is the “beneficial owner” of securities if he or she has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within sixty (60) days through the exercise of an option, warrant, right of conversion of a security or otherwise. Except as otherwise noted, the indicated owners have sole voting and investment power with respect to shares beneficially owned. An asterisk in any of the below columns indicates a number amounting to less than 1% percent of the outstanding Common Stock. Unless otherwise indicated, the address for the following stockholders is c/o Books-A-Million, Inc., 402 Industrial Lane, Birmingham, Alabama 35211.

REPORTING PERSON	NUMBER OF SHARES BENEFICIALLY OWNED		PERCENTAGE OF OUTSTANDING SHARES	REGISTERED SHARES(1)		PERCENTAGE OF OUTSTANDING SHARES

Dimensional Fund Advisors LP(2)	902,255		5.8%	902,255		5.8%
Harsha Gowda(3)	906,022		5.8%	906,022		5.8%
Anderson BAMM Holdings, LLC(4)	8,689,328	(5)	55.5%	1,513,302	(6)	9.7%
Charles C. Anderson(7)	8,689,328	(5)	55.5%	2,164,076	(8)	13.8%
Hilda B. Anderson(9)	8,689,328	(5)	55.5%	14,111		*
Joel R. Anderson(10)	8,689,328	(5)	55.5%	1,614,874	(11)	10.3%
Charles C. Anderson, Jr.(12)	8,689,328	(5)	55.5%	273,284		1.7%
Charles C. Anderson, III(13)	8,689,328	(5)	55.5%	23,794		*
Terrence C. Anderson(14)	8,689,328	(5)	55.5%	402,543	(15)	2.6%
Clyde B. Anderson	8,689,328	(5)	55.5%	2,058,584	(16)	13.1%
Harold M. Anderson(17)	8,689,328	(5)	55.5%	377,197		2.4%
Kayrita M. Anderson(18)	8,689,328	(5)	55.5%	20,611		*
Hayley Anderson Milam(19)	8,689,328	(5)	55.5%	25,380		*
Ashley Ruth Anderson(20)(21)	8,689,328	(5)	55.5%	84,000		*
The Ashley Anderson Trust(21)(22)	8,689,328	(5)	55.5%	84,000		*
Lauren A. Anderson Irrevocable Trust(23)	8,689,328	(5)	55.5%	25,380		*
Olivia Barbour Anderson 1995 Trust(24)	8,689,328	(5)	55.5%	1,200		*
Alexandra Ruth Anderson Irrevocable Trust(25)	8,689,328	(5)	55.5%	1,200		*
First Anderson Grandchildren’s Trust FBO Charles C. Anderson, III(26)	8,689,328	(5)	55.5%	11,224		*
First Anderson Grandchildren’s Trust FBO Hayley E. Anderson(26)	8,689,328	(5)	55.5%	11,224		*
First Anderson Grandchildren’s Trust FBO Lauren A. Anderson(26)	8,689,328	(5)	55.5%	11,224		*
Second Anderson Grandchildren’s Trust FBO Alexandra R. Anderson(26)	8,689,328	(5)	55.5%	11,224		*
Third Anderson Grandchildren’s Trust FBO Taylor C. Anderson(26)	8,689,328	(5)	55.5%	11,224		*
Fourth Anderson Grandchildren’s Trust FBO Carson C. Anderson(26)	8,689,328	(5)	55.5%	11,224		*
Fifth Anderson Grandchildren’s Trust FBO Harold M. Anderson(26)	8,689,328	(5)	55.5%	11,224		*
Sixth Anderson Grandchildren’s Trust FBO Bentley B. Anderson(26)	8,689,328	(5)	55.5%	11,224		*
The Charles C. Anderson Family Foundation(27)	8,689,328	(5)	55.5%	83,000		*
The Joel R. Anderson Family Foundation(27)	8,689,328	(5)	55.5%	83,000		*
The Clyde and Summer Anderson Foundation(27)	8,689,328	(5)	55.5%	46,000		*
Terrance G. Finley	342,573	(28)	2.2%	342,573	(28)	2.2%
Ronald G. Bruno	108,302	(29)	*	108,302	(29)	*
Albert C. Johnson	36,969	(30)	*	36,969	(30)	*
Edward W. Wilhelm	22,829	(31)	*	22,829	(31)	*

REPORTING PERSON	NUMBER OF SHARES BENEFICIALLY OWNED		PERCENTAGE OF OUTSTANDING SHARES	REGISTERED SHARES(1)		PERCENTAGE OF OUTSTANDING SHARES
R. Todd Noden	68,947	(32)	*	68,947	(32)	*
James F. Turner	145,369	(33)	*	145,369	(33)	*
All current directors and executive officers as a group (8 persons)(34)	9,414,317		60.1%	3,117,287		19.9%

(1)

“Registered Shares” includes only those shares as to which the reporting person claims beneficial ownership, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), notwithstanding the reporting person’s inclusion in the “group” described in footnote (5) below, if applicable.

(2)

The business address of Dimensional Fund Advisors LP (“Dimensional”) is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746. This information is based solely upon our review of a Schedule 13G/A filed by Dimensional with the Securities and Exchange Commission on February 10, 2014, reporting beneficial ownership as of December 31, 2013. The Schedule 13G/A reports that Dimensional, in its role as an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts (collectively, “Funds”). The Schedule 13G/A reports that, in certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds. The Schedule 13G/A reports that, in its role as investment adviser, sub-adviser and/or manager, Dimensional or its subsidiaries possess voting and/or investment power over the shares of the Company that are owned by the Funds and may be deemed to be the beneficial owner of the shares of the Company held by the Funds, even though all shares reported in the Schedule 13G/A are owned by the Funds. Therefore, the Schedule 13G/A reports that Dimensional disclaims beneficial ownership of the shares. Dimensional states that the filing of the Schedule 13G/A shall not be construed as an admission that it or any of its affiliates is the beneficial owner of any shares covered by the Schedule 13G/A for any other purposes than Section 13(d) of the Exchange Act.

(3)

The business address of Harsha Gowda is Blueshore Capital Management, 4830 West Kennedy Boulevard, Suite 600, Roseland, Tampa, FL 33636. This information is based solely upon our review of a Schedule 13G/A filed by Harsha Gowda with the Securities and Exchange Commission on February 5, 2014, reporting beneficial ownership as of December 31, 2013. No subsequent amendment to the Schedule 13G has been filed.

(4)

Anderson BAMM Holdings, LLC (“ABH”) is an investment company with its business address at 201 South Court Street, Suite 610, Florence, Alabama 35630. ABH, a limited liability company organized under the laws of the State of Delaware, is managed by a board of directors, which board is given full and complete authority, power and discretion to manage and control the business, affairs and properties of ABH and to make all decisions regarding those matters, which gives the board the ultimate voting and investment control over the shares of the Company’s Common Stock contributed to ABH by its members. The current board of directors of ABH consists of Charles C. Anderson, Joel R. Anderson, Charles C. Anderson, Jr., Terry C. Anderson and Clyde B. Anderson. Harold M. Anderson has the right to nominate and elect himself to the board at any time that he owns a membership interest in ABH. Otherwise, the directors are elected by the members of ABH at its annual meeting.

(5)

8,689,328 shares may be deemed to be beneficially held as a “group” as such term is defined in Section 13(d)(3) of the Exchange Act. Each of these persons and entities has filed a joint Schedule 13D with the Securities and Exchange Commission to acknowledge that they collectively may be deemed to constitute a “group” within the meaning of Section 13(d)(3) of the Exchange Act (the “13D Group”). Members of the 13D Group, each of whom or which is designated by this footnote (5), do not have the power to vote or invest or dispose of, or the power to direct the vote or investment or disposition of, any Common Stock of the Company held by any other person or entity outside of the 13D Group, including without limitation any other person or entity who or which may be deemed to be a member of the 13D Group, unless otherwise indicated in the footnote description for the 13D Group member. Accordingly, members of the 13D Group disclaim beneficial ownership of any securities of the Company held by any other person or entity, including without limitation any other person or entity who or which may be deemed to be a member of the 13D Group, and this Proxy Statement shall not be deemed an admission that the reporting person is the beneficial owner of such securities, unless otherwise indicated in the footnote description for the 13D Group member. The 13D Group first filed a Schedule 13D on April 9, 2007, which Schedule 13D was amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5, Amendment No. 6, Amendment No. 7, Amendment No. 8, Amendment No. 9, Amendment No. 10, Amendment No. 11 and Amendment No. 12 filed with the Securities and Exchange Commission on April 20, 2007, February 19, 2008, September 5, 2008, March 9, 2009, March 23, 2010, August 27, 2010, March 19, 2012, April 30, 2012, May 3, 2012, July 20, 2012, January 11, 2013 and June 25, 2013, respectively.

(6)

Anderson BAMM Holdings, LLC issued membership interests to certain of the beneficial owners of the Company’s Common Stock in exchange for shares of Common Stock of the Company held by such persons, as specified in the Limited Liability Company Agreement of Anderson BAMM Holdings, LLC, attached as Exhibit 2 to the Schedule 13D filed by the 13D Group with the Securities and Exchange Commission on April 9, 2007, as amended by the First Amendment to the Limited Liability Company Agreement of Anderson BAMM Holdings, LLC, dated as of March 19, 2010, attached as Exhibit 4 to the Schedule 13D/A (Amendment No. 5) filed by the 13D Group with the Securities and Exchange Commission on March 23, 2010, the Second Amendment to the Limited Liability Company Agreement of Anderson BAMM Holdings, LLC, dated as of March 13, 2012, attached as Exhibit 5 to the Schedule 13D/A (Amendment No. 7) filed by the 13D group with the Securities and Exchange Commission on March 19, 2012, and the Third Amendment to the Limited Liability Company Agreement of Anderson BAMM Holdings, LLC, dated as of July 16, 2012, attached as Exhibit 12 to the Schedule 13D/A (Amendment No. 11) filed by the 13D group with the Securities and Exchange Commission on July 20, 2012.

(7)	The business address of Mr. Charles C. Anderson is 202 North Court Street, Florence, Alabama 35630. Charles C. Anderson served on the Company’s Board of Directors until June 3, 2004.
(8)

Includes 83,000 shares held by The Charles C. Anderson Family Foundation. Charles C. Anderson is the Chairman of the board of directors of the foundation and has sole voting and dispositive power over these shares.

(9)	The business address of Mrs. Hilda B. Anderson is c/o Abroms & Associates, 201 South Court Street, Suite 610, Florence, Alabama 35630.
(10)	The business address of Mr. Joel R. Anderson is 202 North Court Street, Florence, Alabama 35630.
(11)

Includes 83,000 shares held by The Joel R. Anderson Family Foundation. Joel R. Anderson is the Chairman of the board of directors of the foundation and has sole voting and dispositive power over these shares.

(12)	The business address of Mr. Charles C. Anderson, Jr. is 265 Brookview Town Centre Way, Suite 501, Knoxville, Tennessee 37919.
(13)	The business address of Mr. Charles C. Anderson, III is 4339 Northcrest Road, Dallas, Texas, 75229.
(14)	The business address of Mr. Terrence C. Anderson is 4511 Helton Drive, Florence, Alabama 35630.
(15)	Includes 18,073 shares of restricted stock, none of which vest within sixty (60) days of April 7, 2014. Terrance C. Anderson currently has the power to vote all of the shares of restricted stock.
(16)

Includes 46,000 shares held by The Clyde and Summer Anderson Foundation (formerly The Clyde B. Anderson Family Foundation). Clyde B. Anderson is the Chairman of the board of directors of the foundation and has sole voting and dispositive power over these shares. Also includes 26,584 shares held through the Books-A-Million, Inc. 401(k) Profit Sharing Plan. Also includes 245,841 shares of restricted stock, none of which vest within sixty (60) days of April 7, 2014. Clyde B. Anderson currently has the power to vote all of the shares of restricted stock.

(17)	The business address of Mr. Harold M. Anderson is 3101 Clairmont Road, Suite C, Atlanta, Georgia 30329.
(18)	The business address of Mrs. Kayrita M. Anderson is 3101 Clairmont Road, Suite C, Atlanta, Georgia 30329.
(19)	The business address of Ms. Hayley Anderson Milam is c/o Abroms & Associates, 201 South Court Street, Suite 610, Florence, Alabama 35630.
(20)	The business address of Ms. Ashley Ruth Anderson is 202 North Court Street, Florence, Alabama 35630.
(21)	The shares over which Ashley Ruth Anderson has shared voting power and shared dispositive power are held of record by The Ashley Anderson Trust.
(22)

The trustee of The Ashley Anderson Trust is Cumberland Trust and Investment Company, and the co-trustee of such Trust Reporting Person is Ashley Ruth Anderson. The business address of The Ashley Anderson Trust, and of Ashley Ruth Anderson as co-trustee, is c/o Abroms & Associates, 201 South Court Street, Suite 610, Florence, Alabama 35630. The business address of Cumberland Trust and Investment Company is 40 Burton Hills Boulevard, Suite 300, Nashville, Tennessee 37215.

(23)

The business address of the Lauren A. Anderson Irrevocable Trust, and of Martin R. Abroms as trustee of such trust, is c/o Abroms & Associates, 201 South Court Street, Suite 610, Florence, Alabama 35630.

(24)

The business address of the Olivia Barbour Anderson 1995 Trust, and of Terrance C. Anderson as trustee of such trust, is c/o Abroms & Associates, 201 South Court Street, Suite 610, Florence, Alabama 35630.

(25)

The business address of the Alexandra Ruth Anderson Irrevocable Trust, and of Charles C. Anderson as trustee of such trust, is c/o Abroms & Associates, 201 South Court Street, Suite 610, Florence, Alabama 35630.

(26)

The trustee for the (i) First Anderson Grandchildren’s Trust FBO Charles C. Anderson III, (ii) First Anderson Grandchildren’s Trust FBO Hayley E. Anderson, (iii) First Anderson Grandchildren’s Trust FBO Lauren A. Anderson, (iv) Second Anderson Grandchildren’s Trust FBO Alexandra R. Anderson, (v) Third Anderson Grandchildren’s Trust FBO Taylor C. Anderson, (vi) Fourth Anderson Grandchildren’s Trust FBO Carson C. Anderson, (vii) Fifth Anderson Grandchildren’s Trust FBO Harold M. Anderson and (viii) Sixth Anderson Grandchildren’s Trust FBO Bentley B. Anderson, in each case, is SunTrust Delaware Trust Company. The business address of each trust is c/o Abroms & Associates, 201 South Court Street, Suite 610, Florence, Alabama 35630. The business address of SunTrust Delaware Trust Company is 1101 Centre Road, Suite 108, Wilmington, Delaware 19805.

(27)

The business address of (i) The Charles C. Anderson Family Foundation, (ii) The Joel R. Anderson Family Foundation and (iii) The Clyde and Summer Anderson Foundation is, in each case, c/o Abroms & Associates, 201 South Court Street, Suite 610, Florence, Alabama 35630. All three foundations are charitable foundations formed under the laws of the State of Alabama. Charles C. Anderson is the Chairman of The Charles C. Anderson Family Foundation’s board of directors and has the ultimate voting and investment control of the shares of the Company’s Common Stock held by the foundation. Joel R. Anderson is the Chairman of The Joel R. Anderson Family Foundation’s board of directors and has the ultimate voting and investment control of the shares of the Company’s Common Stock held by the foundation. Clyde B. Anderson is the Chairman of The Clyde and Summer Anderson Foundation’s board of directors and has the ultimate voting and investment control of the shares of the Company’s common stock held by the foundation.

(28)

Includes 213,894 shares of restricted stock, none of which vest within sixty (60) days of April 7, 2014. Mr. Finley currently has the power to vote all of the shares of restricted stock. Also includes 1,098 shares held through the Books-A-Million, Inc. 401(k) Profit Sharing Plan.

(29)	Includes 18,073 shares of restricted stock, none of which vest within sixty (60) days of April 7, 2014. Mr. Bruno currently has the power to vote all of the shares of restricted stock.
(30)	Includes 18,073 shares of restricted stock, none of which vest within sixty (60) days of April 7, 2014. Mr. Johnson currently has the power to vote all of the shares of restricted stock.
(31)	Includes 22,829 shares of restricted stock, 3,906 of which vest within sixty (60) days of April 7, 2014. Mr. Wilhelm currently has the power to vote all of the shares of restricted stock.

(32)	Includes 68,947 shares of restricted stock, none of which vest within sixty (60) days of April 7, 2014. Mr. Noden currently has the power to vote all of the shares of restricted stock.
(33)

Includes 103,947 shares of restricted stock, none of which vest within sixty (60) days of April 7, 2014. Mr. Turner currently has the power to vote all of the shares of restricted stock. Also includes 2,525 shares held through the Books-A-Million, Inc. 401(k) Profit Sharing Plan.

(34)	Includes 709,677 shares of restricted stock, which the individuals included currently have the power to vote

Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and persons who own beneficially more than 10% of the Company’s Common Stock to file reports of ownership and changes in ownership of such stock with the Securities and Exchange Commission and NASDAQ. Directors, executive officers, and greater than 10% stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all such forms they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, its directors, executive officers, and greater than 10% stockholders complied during fiscal 2014 with all applicable Section 16(a) filing requirements.

TRANSACTIONS WITH RELATED PERSONS

Related Person Transactions. As described below, during fiscal 2014 and fiscal 2013, the Company entered into certain transactions in the ordinary course of business with certain entities affiliated with Messrs. Charles C. Anderson, Sr., Terry C. Anderson, Joel R. Anderson, Harold M. Anderson, Charles C. Anderson, Jr., and Clyde B. Anderson, who collectively own 70% or more of these companies and serve as officers and/or directors of these companies. The Board of Directors of the Company believes that all such transactions were on terms no less favorable to the Company than terms available from unrelated parties. All of the related person transactions described below were reviewed and approved by the Audit Committee in accordance with the Company’s policy.

Significant activities with these related persons are as follows: The Company purchases a substantial portion of its in-store merchandise from Anderson Media Corporation (“Anderson Media”). Purchases in fiscal 2014 totaled $17,466,806 and in fiscal 2013 totaled $19,017,566. The Company purchases certain of its collectibles, gifts, and books from Anderson Press, Inc. (“Anderson Press”). During fiscal 2014 and fiscal 2013, purchases from Anderson Press totaled $452,944 and $928,357, respectively. The Company utilizes Anco Far East Importers, LTD (“Anco Far East”) to assist in purchasing and importing certain gift items. The total cash paid to Anco Far East for fiscal 2014 and fiscal 2013 was $1,601,628 and $1,790,771, respectively, which primarily consisted of the actual cost of product, but also included fees for sourcing and consolidation services. All of the costs other than the sourcing and consolidation services fees, which totaled $112,114 for fiscal 2014 and $125,354 for fiscal 2013, were passed through from other vendors. The Company leases its principal executive offices from a trust established for the benefit of the grandchildren of Charles C. Anderson, Sr. The building is leased on a month to month basis. During fiscal 2014 and fiscal 2013, the Company paid rent of $154,742 for each year to the trust under this lease. Anderson & Anderson, LLC (“A&A”) leases two buildings to the Company. During fiscal 2014 and fiscal 2013, the Company paid A&A a total of $360,080 and $386,864, respectively, under such leases. The Company also subleases a portion of its leased corporate office space in Birmingham, Alabama to Anderson Growth Partners. During fiscal 2014 the Company received approximately $72,857 in rental payments from Anderson Growth Partners.

The Company, A&A, American Promotional Events, Inc., Anderson Growth Partners and Anderson Press (collectively the “Co-ownership Group”) co-own two airplanes that are used by the Company in its business. The Company owns a 19.7% interest in these airplanes. During fiscal 2014 and fiscal 2013, the Company was billed $518,879 and $465,353, respectively, by the Co-ownership Group, net of return of capital, under the cost sharing arrangement for the Company’s use of the two airplanes. The expenses that the Company pays for airplane use cover all of the variable costs attributable to the Company’s use and a portion of the fixed costs. Additionally, in conjunction with the acquisition of one of the previously mentioned airplanes, on July 31, 2013 the Company, along with other members of the Co-ownership Group, entered into a promissory note with Aircraft SPE 2013, LLC for the purpose of repaying the indebtedness incurred by Aircraft SPE 2013, LLC for the acquisition of the airplane. The principal amount of the Company’s note is $611,219 and matures on September 1, 2018. The note bears interest equal to the thirty-day LIBOR rate plus 2.75%. The Company is required to make periodic payments of principal and interest over the term of the loan, which is amortized over fifteen years and includes a balloon payment for the remaining principal balance at the end of the term.

The Company leases certain property to Hibbett Sports, Inc. (“Hibbett”), a sporting goods retailer in the United States. The Company’s Chief Executive Officer and President, Terrance G. Finley, has served on the board of directors of Hibbett since March 14, 2008. Additionally, one of our directors, Albert C. Johnson, has served on the board of directors of Hibbett since March 14, 2008. During fiscal 2014 and fiscal 2013, the Company received $111,000 and $51,154, respectively, in rent payments from Hibbett.

The Company and Anderson Private Capital Partners I, L.P. (collectively the “Ownership Group”) each has an equity interest in Yogurt Mountain Holding, LLC (“Yogurt Mountain”). The Company owns a 50.0% interest in Yogurt Mountain and consolidates the entity due to the Company being deemed the primary beneficiary of Yogurt Mountain. The Company previously participated with the Ownership Group in a line of credit agreement with Yogurt Mountain in connection with its investment. The line of credit agreement between Yogurt Mountain and the Company, as amended, allowed for draws by Yogurt Mountain up to $1,500,000 and carried interest of 11.0% annually. As of the end of fiscal 2014, Yogurt Mountain had settled the portions it owed to the Company and the Ownership Group in full, through conversion of the debt obligation to equity interests. During fiscal year 2014 (prior to the Company’s consolidation of Yogurt Mountain as of July 19, 2013) and fiscal 2013, the Company paid

$165,832 and $401,221, respectively, to Yogurt Mountain for franchise fees, royalty fees, and other costs associated with our franchise of seventeen Yogurt Mountain stores within our stores. During fiscal year 2014 (prior to the Company’s consolidation of Yogurt Mountain as of July 19, 2013) and fiscal 2013, the Company received $187,584 and $423,192, respectively, from Yogurt Mountain for interest, monitoring fees, professional fees, and rent.

The Company and Anco Far East each acquired equity interests in That Company Called IF, Limited (“IF”) of 25% and 45%, respectively, in April 2013. IF is an established trade gift supplier of innovative gifts and book accessories to retailers in over 70 countries worldwide. During fiscal year 2014, the Company purchased items from IF in the amount of $451,340.

During the fourth quarter of fiscal 2014, the Company sold units of limited liability company interests (“units”) of its PGP subsidiary to four investors, three of whom serve as executive officers of the Company, Terrance G. Finley, Chief Executive Officer and President, R. Todd Noden, Executive Vice President and Chief Financial Officer, and James F. Turner, Executive Vice President/Real Estate and Business Development. A total of 100 units, valued at $10,000 each, were sold to the four investors, 40 units purchased by Mr. Finley for $400,000, 20 units purchased by Mr. Noden for $200,000, 20 units purchased by Mr. Turner for $200,000, and 20 units purchased by a non-executive employee for $200,000. The 100 units equated to a 5.1% interest in PGP, with the Company owning the remaining 94.9% of PGP.

EXECUTIVE COMPENSATION

Compensation Program Objectives

The Company’s executive compensation policy is designed to provide levels of compensation that integrate compensation with the Company’s annual and long-term performance goals and reward above-average corporate performance, thereby allowing the Company to attract and retain qualified executives. Specifically, the Company’s executive compensation policy is intended to:

•	Provide compensation levels that reflect the competitive marketplace so that the Company can attract, retain, and motivate the most talented executives;

•	Provide compensation levels that are consistent with the Company’s business plan, financial objectives, and operating performance;

•	Reward performance that facilitates the achievement of specific results and goals in furtherance of the Company’s business plan;

•	Motivate executives to make greater personal contributions to the performance of the Company helping it to achieve its strategic operating objectives; and

•

Provide proper motivation for enhancing stockholder value by providing long-term incentive compensation, in the form of shares of restricted stock, in order to align the interests of executives with those of stockholders and the long-term interests of the Company.

The executive compensation program is designed to reward officers for above–average, year-over-year Company and personal performance, and the development of long-term growth strategies, as well as longevity with the Company.

In light of the Company’s compensation policy and objectives, the components of its executive compensation program for fiscal 2014 were base salaries, cash incentive compensation bonuses and restricted stock awards.

The Company believes that each of the elements of compensation are competitive and consistent with current market expectations for leaders within an organization of our size and in our industry.

The full Board of Directors is responsible for the oversight of the Company’s executive compensation program (with the exception of any compensation decisions relating to the Company’s Executive Chairman, Clyde B. Anderson, which decisions are made by the members of the Board other than Mr. Anderson). Although the Board historically delegated oversight of the executive compensation program to a compensation committee, the Company currently, as a controlled company, does not maintain such a committee. In some years, the Board retains the services of a compensation consultant to assist in designing the executive compensation program. However, no such consultant was used by the Board for fiscal 2014 or to date in fiscal 2015.

No Employment and Severance Agreements

Other than the agreements with our named executive officers that relate to a change in control of the Company, as described on page 21 of this Proxy Statement under “Change in Control Agreements,” our named executive officers do not have employment or severance agreements. Our named executive officers serve at the will of the Board, which enables the Company to terminate their employment without reservation as to the terms of any severance agreement. This is consistent with the Company’s employment and compensation philosophies.

Consideration of Prior Stockholder Advisory Vote on Executive Compensation

We provide our stockholders with the opportunity annually to vote to approve, on an advisory basis, the compensation of our named executive officers (commonly known as a “say-on-pay” vote). Although the “say-on-pay” vote is advisory and non-binding, the Board of Directors considers the outcome of the vote as part of its executive compensation planning process. At the 2013 Annual Meeting of Stockholders held on May 28, 2013, over 85% of the shares represented in person or by proxy and entitled to vote on the “say-on-pay” proposal were voted in favor of the compensation of the Company’s named executives officers as disclosed in the proxy statement for that meeting. The Board of Directors considered this high level of stockholder support when determining compensation for fiscal 2014 but did not take any compensation actions in fiscal 2014 or to date in fiscal 2015 specifically in response to the stockholder advisory vote on executive compensation. The Board of Directors concluded that the Company’s compensation program should continue to emphasize the objectives described herein.

Elements of Compensation

Base Salary. Each named executive officer’s base salary is based upon a number of factors, including the responsibilities borne by the named executive officer, his performance, and his length of service to the Company. Each named executive officer’s base salary is reviewed annually and generally adjusted to account for inflation, the Company’s financial performance, any change in the named executive officer’s responsibilities, and the named executive officer’s overall performance. Factors considered in evaluating performance include financial results, such as increases in sales and net income before taxes and earnings per share, as well as non-financial measures, such as improvements in service and relationships with customers, suppliers and employees, employee safety, and leadership and management development. These non-financial measures are subjective in nature. No particular weight was given by the Board of Directors to any particular factor. Based on these considerations, the Board of Directors established the fiscal 2014 base salaries for each of the named executive officers at its April 2, 2013 meeting. The base salaries of the named executive officers for the 2014 fiscal year are set forth in the Summary Compensation Table on page 18 of this Proxy Statement.

Cash Bonuses. Generally, the Company establishes a cash bonus program at the beginning of each fiscal year in connection with the preparation of the Company’s annual operating budget for such year. A significant portion of the bonus program is structured pursuant to the terms of the Company’s 2005 Incentive Award Plan, while the Board of Directors and Executive Chairman are given the discretion to award up to 10% of the maximum bonus pool due to subjective factors. Under the bonus program established for fiscal year 2014, a named executive officer was eligible to receive up to 100% of his maximum bonus based upon the Company achieving certain modified free cash flow goals established by the Board of Directors. If only 60% or less of a named executive officer’s bonus is achieved based on meeting the modified free cash flow goals, then up to 40% of the named executive officer’s bonus could be earned based on other factors. The other 40% portion of the bonus could be earned by the named executive officer accomplishing certain individual performance goals (up to 30% of such named executive officer’s maximum bonus) related to his job functions, and up to 10% of such named executive officer’s maximum bonus could be earned based on subjective factors (the discretionary bonus). The amount of the discretionary bonus for each named executive officer is recommended by the Executive Chairman (other than with respect to the discretionary bonus of the Executive Chairman) and is approved by the Board of Directors. For fiscal 2014, the Board of Directors established a target bonus amount, expressed as a percentage of each named executive officer’s base salary. For fiscal 2014, the maximum bonus percentages (as a percentage of base salary) were established as follows: Mr. Anderson – 100%, Mr. Finley – 100%, Mr. Noden – 75%, and Mr. Turner – 75%.

The actual bonus that may be earned varies based on a comparison of actual performance against the pre-established performance criteria, plus the 10% discretionary bonus portion, and is limited to the pre-established maximum bonus amount for each named executive officer. For fiscal 2014, the portion of bonus attributable to modified free cash flow that could be earned was based on two separate modified free cash flow (“MFCF”) goals. The first MFCF goal accounted for up to 75.0% of the total potential MFCF bonus payout, and the amount that could be earned was based on a sliding scale ranging from the targeted MFCF goal up to a maximum MFCF goal of $4.0 million above the targeted amount. For example, a named executive officer would have earned 15.0% of his maximum MFCF bonus potential if the Company achieved the targeted MFCF goal. No bonus attributable to MFCF would have been earned if less than the targeted MFCF goal was achieved, and 75.0% of the targeted MFCF bonus would have been earned if MFCF exceeded the target amount by $4.0 million or more. During fiscal 2014, the Company achieved MFCF of $2.8 million more than the targeted amount, resulting in a bonus payout of 56.5% of the maximum MFCF bonus payout for the first MFCF goal.

The second MFCF goal accounted for up to 25% of the total potential MFCF bonus payout. The amount that could be earned was based on MFCF for a specific group of stores, and could be earned on a sliding scale from the targeted MFCF goal for the store group up to a maximum MFCF goal of $1.0 million above the targeted amount. For example, a named executive officer would have earned 6.25% of his maximum MFCF bonus potential if the Company achieved the targeted MFCF goal for the store group. No bonus attributable to MFCF for the store group would have been earned if less than the targeted MFCF goal was achieved, and 25.0% of the targeted MFCF bonus would have been earned if MFCF of the store group exceeded the target amount by $1.0 million or more. During fiscal 2014, the Company did not achieve the MFCF goal for the store group resulting in no MFCF bonuses being paid out for the second MFCF goal.

The following table provides the computation of the cash bonus amounts paid to the named executive officers relating to fiscal year 2014 based on the results of the pre-tax income of the Company, personal goal achievements, and discretionary bonuses:

Name	Bonus Attributable to Modified Free Cash Flow Goals	Bonus Attributable to Personal Goals	Discretionary Bonus	Total Cash Bonus
Clyde B. Anderson	$157,559	$81,493	$46,500	$285,552
Terrance G. Finley	$134,365	$45,704	$39,655	$219,724
R. Todd Noden	$63,532	$53,775	$18,750	$136,057
James F. Turner	$63,532	$49,735	$18,750	$132,017

Restricted Stock. Currently, the Company only issues restricted stock from the 2005 Incentive Award Plan. During fiscal year 2014, the Company awarded both “Performance Based Shares” of restricted stock and “Career Based Shares” of restricted stock to the named executive officers. The Performance Based Shares awarded in fiscal 2014 were tied to the achievement of certain EBITDA performance goals for fiscal 2014. After the end of the one-year performance period, the Board of Directors determines the extent to which the preset goals were achieved and approves the issuance of the Performance Based Shares that are earned. The earned Performance Based Shares are restricted and vest over a two-year period following the fiscal year in which they were earned. During the period of restriction, the named executives have full voting and dividend rights with respect to the shares. The performance measures used for the Performance Based Shares are EBITDA performance measurements established by the Board of Directors. The maximum amount of the Performance Based Shares that can be earned is 150% of the authorized number of shares originally awarded. The Career Based Shares are not tied to the achievement of performance objectives, but serve as a retention incentive because they have a multi-year, cliff vesting period, and, therefore, require longevity with the Company in order for the named executive officer to earn these shares. Career Based Shares granted in fiscal 2014 are completely unvested until the last day of the third fiscal year after the date of grant.

During fiscal 2014, awards of Performance Based Shares and Career Based Shares were made under the 2005 Incentive Award Plan to our named executive officers. The awards were made in restricted stock according to the provisions of the plan. In evaluating the proper annual award of restricted stock, the Board of Directors has in some years been advised by an independent compensation consultant that makes recommendations on share award levels based on market data, taking into consideration such things as prior grants of awards, the current market price of the Company’s Common Stock, and numbers of outstanding unvested awards. Based on target levels of long-term compensation for each of the named executive officers, the Board of Directors established the terms of the fiscal

2014 awards of restricted stock – both Performance Based Shares and Career Based Shares – that were made on April 2, 2013. See the Summary Compensation Table on page 18 of this Proxy Statement for information on the amounts of restricted stock awards to named executive officers during fiscal 2014. Since the Company achieved 87.8% of the EBITDA goal for the Performance Based Shares during fiscal 2014, the named executive officers received a partial grant of Performance Based Shares of restricted stock that had been awarded to named executive officers in April 2013, as shown in the table below.

During fiscal 2014, the Board of Directors awarded the following shares of restricted stock to the named executive officers:

Name	Career Based Shares	Authorized Performance Based Shares	Performance Based Shares Earned
Clyde B. Anderson	75,000	75,000	65,841
Terrance G. Finley	50,000	50,000	43,894
R. Todd Noden	25,000	25,000	21,947
James F. Turner	25,000	25,000	21,947

Executives’ Deferred Compensation Plan. During fiscal 2006, the Board adopted the Books-A-Million, Inc. Executives’ Deferred Compensation Plan (the “Executives’ Deferred Compensation Plan”). The Executives’ Deferred Compensation Plan provides a select group of management or highly compensated employees of the Company and certain of its subsidiaries with the opportunity to defer the receipt of certain cash compensation. Under the Executives’ Deferred Compensation Plan, each participant may elect to defer a portion of his cash compensation that may otherwise be payable in a calendar year. A participant’s compensation deferrals are credited to the participant’s bookkeeping account maintained under the Executives’ Deferred Compensation Plan. Each participant’s account is credited with a deemed rate of interest and/or earnings or losses depending upon the investment performance of the deemed investment option selected by the participant. With certain exceptions, a participant’s account will be paid after the earlier of: (1) a fixed payment date, as elected by the participant (if any); or (2) the participant’s separation from service with the Company or its subsidiaries. A participant may generally elect that payments be made either in a single sum or in installments in the year specified by the participant or upon his separation from service with the Company. Additionally, a participant may elect to receive payment upon a Change of Control, as defined in, and to the extent permitted by, Section 409A of the Internal Revenue Code of 1986, as amended. None of the named executive officers had deferred any compensation under this plan as of the date of this Proxy Statement.

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid to, earned by, or awarded to the Company’s Executive Chairman, President and Chief Executive Officer (Principal Executive Officer) and the two other highest paid executive officers of the Company during fiscal 2014 and fiscal 2013 (collectively, the “named executive officers”).

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)		Total ($)
Clyde B. Anderson Executive Chairman	2014	465,000	46,500	204,000	—	239,052	29,009	(5)	983,561
	2013	440,000	44,000	236,250	—	72,600	50,273		843,123

Terrance G. Finley President and Chief Executive Officer (Principal Executive Officer)	2014 2013	396,550 385,962	39,655 38,500	136,000 157,500	— —	180,069 101,063	29,355 26,682	(6)	781,629 709,707

R. Todd Noden Executive Vice President and Chief Financial Officer (Principal Financial Officer)	2014 2013	250,000 145,384	18,750 40,750	68,000 31,500	— —	117,307 28,492	17,423 57,065	(7)	471,480 303,191

James F. Turner Executive Vice President/Real Estate and Business Development	2014 2013	250,000 240,246	18,750 17,625	68,000 78,750	— —	113,267 44,944	17,278 15,968	(8)	467,295 397,533

(1)

The fiscal year 2014 amounts included in this column represent the discretionary bonuses awarded to these named executive officers by the Board of Directors relating to fiscal 2014 performance. See “Executive Compensation – Elements of Compensation” for a discussion of the Company’s bonus plan.

(2)

The amounts included in the “Stock Awards” column represent the aggregate grant date fair value of non-option stock awards (i.e., career based and performance based restricted stock) that were issued in fiscal 2014 and 2013 in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 Compensation-Stock Compensation. The valuation assumptions used in determining such amounts are described in Note 6 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended February 1, 2014. The grant date fair value of performance based stock awards for each officer is as follows: Mr. Anderson: zero and zero for fiscal year 2014 and 2013, respectively; Mr. Finley: zero and zero for fiscal year 2014 and 2013, respectively; Mr. Noden: zero and zero for fiscal year 2014 and 2013, respectively; Mr. Turner: zero and zero for fiscal year 2014 and 2013, respectively.

(3)	There were no options granted in fiscal 2014 or 2013.
(4)

Non-Equity Incentive Plan Compensation is comprised of performance based cash bonuses earned under the 2005 Incentive Award Plan, which are reported in the table with respect to the fiscal year in which they were earned. See “Executive Compensation – Elements of Compensation” for a discussion of the Company’s bonus plan.

(5)

All Other Compensation for fiscal 2014 includes (i) matching contributions by the Company to the Company’s 401(k) savings plan of $3,825, (ii) life insurance premiums of $1,934 on behalf of Clyde B. Anderson, and (iii) executive life insurance premiums of $23,250 on behalf of Clyde B. Anderson.

(6)

All Other Compensation for fiscal 2014 includes (i) matching contributions by the Company to the Company’s 401(k) savings plan of $3,825, (ii) life insurance premiums of $5,702 on behalf of Terrance G. Finley, and (iii) executive life insurance premiums of $19,828 on behalf of Terrance G. Finley.

(7)

All Other Compensation for fiscal 2014 includes (i) matching contributions by the Company to the Company’s 401(k) savings plan of $3,825, (ii) life insurance premiums of $1,098 on behalf of R. Todd Noden and (iii) executive life insurance premiums of $12,500 on behalf of R. Todd Noden.

(8)

All Other Compensation for fiscal 2014 includes (i) matching contributions by the Company to the Company’s 401(k) savings plan of $3,825, (ii) life insurance premiums of $953 on behalf of James F. Turner and (iii) executive life insurance premiums of $12,500 on behalf of James F. Turner.

OUTSTANDING EQUITY AWARDS AT FISCAL 2014 YEAR-END

The following table presents information regarding unvested restricted stock awards for each of the named executive officers under the Company’s 2005 Incentive Award Plan and 1995 Executive Incentive Plan as of the end of the 2014 fiscal year, including the number of shares of Common Stock and the market value of such shares as of February 1, 2014. The table reflects the values of such awards based on the closing sale price of a share of Common Stock reported on the NASDAQ Global Select Market on February 1, 2014 (the last trading day prior to the end of the Company’s fiscal year), which was $2.31.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Clyde B. Anderson	150,000	(2)	$346,500
Terrance G. Finley	150,000	(3)	346,500
R. Todd Noden	35,000	(4)	80,850
James F. Turner	70,000	(5)	161,700

(1)	All of the shares listed above are career based shares awarded under the 2005 Incentive Award Plan.
(2)	75,000 shares vest in January 2015, and 75,000 shares vest in January 2016
(3)	50,000 shares vest in August 2014, 50,000 shares vest in January 2015 and 50,000 shares vest in January 2016
(4)	10,000 shares vest in January 2015, and 25,000 shares vest in January 2016.
(5)	20,000 shares vest in August 2014, 25,000 shares vest in January 2015 and 25,000 shares vest in January 2016

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

2005 Incentive Award Plan

The Company’s restricted stock agreements with its named executive officers that document the grants of restricted stock awards under the 2005 Incentive Award Plan provide that all of the shares of restricted stock not previously vested may, in the sole and absolute discretion of the Board, become vested in the event of certain termination events or a change in control of the Company. Pursuant to the 2005 Incentive Award Plan, a “change in control” generally consists of one of the following events:

(1) a transaction (other than an offering of the Company’s Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) resulting in the acquisition of 50% or more of the Company’s voting securities, other than an acquisition by the Company, any of its subsidiaries, an employee benefit plan maintained by the Company, or any of its subsidiaries or a person that, prior to such transaction, directly or indirectly controls, is controlled by or is under common control with the Company;

(2) when, during any two-year period, the members of the Company’s Board of Directors at the beginning of the period (along with any new director whose election or nomination is approved by at least two-thirds of the directors who either were directors at the beginning of the period or who were so approved) cease to constitute a majority of the Board;

(3) the consummation by the Company of (i) a merger, consolidation, reorganization, or business combination, (ii) a sale or other disposition of all or substantially all of the Company’s assets, or (iii) the acquisition of assets or stock of another entity, unless the outstanding shares of the Company immediately prior to the transaction continue to represent more than 50% of the combined voting stock of the Company or its successor immediately following the transaction or after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the successor entity; or

(4) the Company’s stockholders approve a plan of liquidation or dissolution of the Company.

The Board has full and final authority to determine whether a change in control has occurred pursuant to the definition of that term in the 2005 Incentive Award Plan and the date of the occurrence of the change in control event.

The table below sets forth the intrinsic value of the shares of restricted stock under the 2005 Incentive Award Plan that could have vested in the event that a termination event or change in control of the Company occurred on February 1, 2014. This table assumes that the Board would have exercised its discretion under the 2005 Incentive Award Plan and approved an acceleration of vesting of all of the shares of restricted stock upon such an event. The intrinsic value is calculated by multiplying the number of shares that would have vested by the fair market value of the Company’s Common Stock on February 1, 2014, the last trading day prior to the Company’s fiscal 2014 year-end. Note that the actual benefit to a named executive officer under this plan can only be determined at the time of the event.

Name of Executive Officer	Amount that Would Have Been Realized Due to the Acceleration of Vesting of Restricted Stock in the Event of a Termination Event or Change in Control of the Company

Clyde B. Anderson	$346,500
Terrance G. Finley	346,500
James F. Turner	161,700
R. Todd Noden	80,850

Change in Control Agreements

The Company has entered into change in control agreements with our named executive officers that will require the Company to provide compensation to each of the named executive officers in the event of a change in control of the Company and a termination of the executive’s employment following a change in control.

For purposes of the change in control agreements, a “change in control” generally consists of one of the events described above under the discussion of the vesting of restricted stock under the 2005 Incentive Award Plan in the event of a change in control.

Payments and Benefits Upon a Change in Control. Pursuant to the change in control agreements, if a named executive officer is employed by the Company on the date on which a change in control occurs, the Company must continue to employ the named executive officer for a period of two years. During the two-year employment period, the executive’s position, authority, duties, and responsibilities must be at least commensurate in all material respects with those before the change in control, and the executive’s services must be performed at the location where the executive was employed immediately preceding the change in control or any office that is the headquarters of the Company and is less than 25 miles from such location. The named executive officer will receive an annual base salary at least equal to the base salary paid or payable to the executive by the Company for the one-year period immediately preceding the change in control, which salary will be reviewed at least annually and may be increased (but not decreased) at any time. Further, the named executive officer will be eligible to receive an annual cash bonus consistent with the Company’s cash bonus program in effect prior to the date of the change in control, and the executive will continue to enjoy participation in the Company’s incentive, savings, retirement and welfare plans, and other benefits and plans, on the same basis as before the change in control or as applicable to peer executives at other companies, whichever is superior.

Payments and Benefits Upon Termination of Employment Following a Change in Control. Each named executive officer’s change in control agreement also provides for certain payments and benefits to the executive if the named executive’s employment is terminated under certain circumstances during the two-year employment period immediately following a change in control.

If, during the two-year period, a named executive officer’s employment is terminated as a result of death or disability, then the Company will provide to the executive (or his beneficiary or estate) the following payments and benefits:

•

a lump sum cash payment equal to the sum of (a) the amount of any incentive or bonus compensation earned that has not yet been paid and (b) any benefits or awards (including both the cash and stock components) that, pursuant to the terms of any plans, policies or programs, have been earned or become payable, but that have not yet been paid to the executive (but not including amounts that previously had been deferred at the executive’s request, which amounts will be paid in accordance with the terms of the plan, policy or program under which the executive deferred the compensation) (“Accrued Obligations”);

•	three months of the executive’s current annual base salary;

•

for up to 18 months, continued participation in and coverage under the Company’s health and dental plans, disability plans, life insurance plans, and all other welfare benefit plans in which the executive or his dependents were participating immediately prior to the date of termination, with all cost of such benefit paid or waived by the Company (“Welfare Continuance Benefit”); and

•	any other benefits payable due to the executive’s death or disability pursuant to the terms of any plan, policy, or arrangement of the Company.

If, during the two-year period, the Company terminates a named executive officer without cause, or if the executive terminates his employment for good reason, then the executive will receive the following payments and benefits:

•	Accrued Obligations;

•

a lump sum cash termination benefit payment in an amount equal to two times the sum of (a) the executive’s annual base salary in effect at the date of termination and (b) the average of the cash bonuses paid to the executive for the Company’s three most recently completed fiscal years (subject to the execution of a release of claims against the Company by the executive); and

•	Welfare Continuance Benefit.

If, during the two-year employment period, the Company terminates a named executive officer’s employment for cause, then the Company will provide to the executive the following payments and benefits:

•	the executive’s earned base salary through the date of termination; and

•

the amount of any compensation previously deferred by the executive, which amount will be paid in accordance with the terms of the plan, policy, or program under which the executive deferred the compensation.

If, during the two-year employment period, the executive terminates his employment other than for good reason, then the Company will provide to the executive the following payments and benefits:

•	Accrued Obligations; and

•	any other benefits to which the executive may be entitled pursuant to the terms of any plan, program, or arrangement of the Company.

For purposes of the change in control agreements, “cause” means (i) gross incompetence, gross negligence, willful misconduct in office, or breach of a material fiduciary duty owed to the Company; (ii) conviction of a felony or a crime of moral turpitude (or a plea of nolo contendere thereto), or commission of an act of embezzlement or fraud against the Company; (iii) any material breach by the executive of a material term of his change in control agreement, including without limitation material failure to perform a substantial portion of his duties and responsibilities thereunder; or (iv) deliberate dishonesty of the executive with respect to the Company. “Good reason” means (i) a material reduction in the executive’s duties or authority; (ii) any unremedied failure of the Company to comply with its compensation obligations during the two-year employment period; (iii) the failure by the Company to cause a successor company to assume, and agree to perform under, the change in control agreement; (iv) the executive is directed by the Company’s Board of Directors or an officer of the Company to engage in conduct that is illegal; or (v) the Company otherwise materially breaches any term or provision of the change in control agreement.

The change in control agreements also include non-compete and non-solicit provisions that are binding on the named executive officers during the two-year employment period following a change in control and end on the second anniversary of the executive’s date of termination from the Company.

The table below reflects the estimated amounts of compensation payable under the change in control agreements to each of the Company’s named executive officers in the event that, during the two-year employment period following a change in control: (i) the executive is terminated because of death or disability and (ii) the Company terminates the executive’s employment without cause, or the executive terminates his employment for good reason. The amounts shown assume that the change in control and the termination of employment occurred as of February 1, 2014. The actual amounts to be paid can only be determined at the time of the executive’s separation from the Company. No payments other than previously accrued amounts would be payable to a named executive officer if he is terminated for cause or if he terminates his employment other than for good reason following a change in control.

Name	Cash Severance(1)	Accrued Obligations(2)	Welfare Continuance Benefit(3)	Total
Termination Because of Death or Disability

Clyde B. Anderson	$116,250	$458,802	$55,573	$630,625
Terrance G. Finley	99,138	335,224	43,390	477,752
R. Todd Noden	62,500	193,807	38,398	294,705
James F. Turner	62,500	189,767	38,398	290,665

Termination Without Cause or For Good Reason

Clyde B. Anderson	$1,267,401	$458,802	$55,573	$1,781,776
Terrance G. Finley	1,072,825	335,224	43,390	1,451,439
R. Todd Noden	680,299	193,807	38,398	912,504
James F. Turner	657,224	189,767	38,398	885,389

(1)

In the event of termination because of death or disability, represents payment of three months of the executive’s current annual base salary as of February 1, 2014. In the event of termination without cause or for good reason, represents a payment equal to two times the sum of (a) the executive’s annual base salary in effect as of February 1, 2014 and (b) the average of the cash bonuses paid to the executive for the Company’s three most recently completed fiscal years prior to February 1, 2014.

(2)

Accrued Obligations are the sum of the amount, if any, of any incentive or bonus compensation theretofore earned that has not yet been paid; and any benefits or awards (including both the cash and stock components) that, pursuant to the terms of any plans, policies, or programs, have been earned or become payable, but that have not yet been paid. For fiscal 2014, the amount contains the unpaid bonus and earned performance based shares of restricted stock that have not been paid out.

(3)	Includes all health and dental plans, disability plans, and life insurance plans.

DIRECTOR COMPENSATION

The following table presents the total compensation of the Company’s non-employee directors for fiscal 2014. The amounts included in the “Stock Awards” column represent the aggregate grant date fair value of non-option stock awards that were issued in fiscal 2014 in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 6 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended February 1, 2014.

Name	Fees Earned or Paid in Cash($)	Stock Awards($)		Total ($)
Terrance Anderson	45,000	25,000	(1)	66,599

Ronald Bruno	51,250	25,000	(2)	72,849

Albert C. Johnson	60,000	25,000	(3)	81,599

Edward W. Wilhelm	40,000	37,498	(4)	67,537

(1)	Represents annual award of 9,191 shares of restricted stock granted on April 2, 2013. As of the record date of April 7, 2014, Mr. Anderson had 18,073 outstanding unvested restricted stock awards.
(2)	Represents annual award of 9,191 shares of restricted stock granted on April 2, 2013. As of the record date of April 7, 2014, Mr. Bruno had 18,073 outstanding unvested restricted stock awards.
(3)	Represents annual award of 9,191 shares of restricted stock granted on April 2, 2013. As of the record date of April 7, 2014, Mr. Johnson had 18,073 outstanding unvested restricted stock awards.
(4)	Represents initial award of 11,718 shares of restricted stock granted on May 28, 2013. As of the record date of April 7, 2014, Mr. Wilhelm had 22,829 outstanding unvested restricted stock awards.

Compensation of Directors. The Board has in some years utilized the services of a compensation consultant to analyze the compensation of non-employee directors at various peer companies as compared with the compensation of the Company’s non-employee directors (“Non-Employee Directors). During fiscal 2014, Non-Employee Directors received an annual retainer fee of $45,000 and reimbursement of all out-of-pocket expenses incurred in attending all Board and committee meetings. Additionally, the Chairman of the Audit Committee received an additional annual retainer fee of $10,000 and was paid a fee of $1,000 per meeting. The two other members of the Audit Committee each received an annual retainer fee of $5,000 and were paid a fee of $500 per meeting.

In addition, the Company’s Non-Employee Directors are eligible to receive formula grants of restricted stock under the Company’s Outside Director Restricted Stock Plan, established pursuant to the Company’s 2005 Incentive Award Plan. Under the Company’s Outside Director Restricted Stock Plan, each Non-Employee Director is, on the first day he serves as a director, granted an “Initial Award” of 3,750 shares of Common Stock from the Company on such date. These shares vest in three equal installments on the first, second, and third anniversaries of the effective date of the initial award. Further, each such director who is serving as a director on the date of the year-end Board of Directors meeting (historically held in March) and who has served as a director for more than eleven consecutive months is granted a “Continuing Award” of 2,500 shares of Common Stock from the Company on such date. These shares vest in three equal installments on the first, second, and third anniversaries of the effective date of the Continuing Award. Any award which is not vested upon such Non-Employee Director’s termination as a director is thereupon forfeited immediately and without any further action by the Company.

Director’s Deferred Compensation Plan. During fiscal 2006, the Board adopted the Books-A-Million, Inc. Directors’ Deferred Compensation Plan. The Directors’ Deferred Compensation Plan provides the Non-Employee Directors with the opportunity to defer the receipt of certain amounts payable for serving as a member of the Board. A Non-Employee Director’s fee deferrals are credited to the Non-Employee Director’s bookkeeping account maintained under the Directors’ Deferred Compensation Plan. Each participating Non-Employee Director’s account is credited with a deemed rate of interest and/or earnings or losses depending upon the investment performance of the deemed investment option selected by the participant.

With certain exceptions, a participating Non-Employee Director’s account will be paid after the earlier of: (1) a fixed payment date, as elected by the participating Non-Employee Director (if any); or (2) the participating Non-Employee Director’s separation from service on the Board. The participating Non-Employee Director may generally elect that payments be made in a single sum or installments in the year specified by the participating Non-Employee Director or upon the Non-Employee Director’s separation from service on the Board. Additionally, a participating Non-Employee Director may elect to receive payment upon a Change of Control, as defined in, and to the extent permitted by, Section 409A of the Internal Revenue Code of 1986, as amended. No directors have elected to defer compensation at this time.

Stock Ownership Requirements. Directors are required to maintain a certain level of ownership of Company stock as determined by the Board of Directors. The current level of required stock ownership is 12,500 shares.

PROPOSAL 2 – APPROVAL OF THE FOURTH AMENDMENT TO THE BOOKS-A-MILLION, INC. 2005 INCENTIVE AWARD PLAN

Introduction

The purpose of the Books-A-Million, Inc. 2005 Incentive Award Plan, as amended prior to the date hereof (the “Plan”), is to promote the success and enhance the value of the Company by linking the personal interests of members of the Board of Directors, employees and consultants to those of Company stockholders and by providing individuals with an additional incentive for outstanding performance and to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board of Directors, employees and consultants upon whose judgment, interest and special effort the successful conduct of the Company’s operation is largely dependent. The Board of Directors feels that the Plan has proved to be of substantial value in stimulating the efforts of the members of the Board of Directors, employees and consultants by increasing their ownership stake in the Company.

On March 20, 2014, the Board of Directors approved the Fourth Amendment to the Plan, subject to stockholder approval, the purpose of which is to (1) increase the number of shares available for issuance under the Plan by 1,500,000 shares of Common Stock and (2) extend the expiration date of the Plan from June 1, 2015 to June 1, 2018.

In light of the Company’s continued growth, the number of shares remaining for issuance under the Plan is insufficient to provide adequately for the continued participation of members of the Board of Directors, employees and consultants in the Plan in future years. On June 1, 2005, the stockholders of the Company approved the Books-A-Million 2005 Incentive Award Plan, and 300,000 shares were made available for grants under the plan at that time. On June 8, 2006, the stockholders approved the First Amendment to the Plan that increased the shares available under the Plan by 300,000 shares. On May 29, 2008, the stockholders approved the Second Amendment to the Plan that increased the number of shares under the Plan by an additional 600,000 shares. On May 20, 2010, the stockholders approved the Third Amendment to the Plan that increased the number of shares under the Plan by an additional 800,000 shares. The Plan currently provides for a total of 2,000,000 shares of Common Stock to be issued to members of the Board of Directors, employees and consultants. As of March 20, 2014, 1,984,331 restricted shares of the Company’s Common Stock (net of forfeitures) had been granted under the Plan, leaving only 15,670 shares available for additional grants. Accordingly, the Board of Directors approved the amendment to the Plan, subject to stockholder approval, to increase the number of shares available for issuance under the Plan by an additional 1,500,000 shares of Common Stock, such that the Plan will provide for a total of 3,500,000 shares eligible for issuance, if such amendment is approved by the Company’s stockholders.

The Board of Directors also approved an amendment extending the expiration date of the Plan such that the Plan will expire on, and no awards may be granted pursuant to the Plan after, June 1, 2018. The Plan currently provides that the Plan will expire on the tenth anniversary of the Effective Date (as defined in the Plan), which the Board of Directors believes could be interpreted as June 1, 2015. The Board of Directors believes that such amendment is in the best interest of the Company so that the Plan can continue to be used to promote the success of the Company, provide additional incentives to members of the Board of Directors, employees and consultants, and allow the Company to motivate, attract, and retain the services of such individuals.

The text of the Plan, as proposed to be amended hereby, is attached as Appendix A to this Proxy Statement. Other than the amendments described above, no other changes are proposed to be made to the terms of the Plan.

General

The Plan (as amended) provides for the grant of incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, and/or performance-based cash awards to eligible individuals. The Plan is currently administered by the Board of Directors. A summary of the principal provisions of the Plan, as proposed to be amended hereby, is set forth below. The summary is qualified by reference to the full text of the Plan, as proposed to be amended, which is attached as Appendix A hereto.

Eligibility

Persons eligible to participate in the Plan include all members of the Board (currently comprised of five members), all employees of the Company and its subsidiaries (currently approximately 5,130 persons), and any and all consultants, as determined by the Board.

Limitation on Awards and Shares Available

Currently an aggregate of 2,000,000 shares of Common Stock may be issued pursuant to awards authorized under the Plan. If the amendment proposed hereby is approved by the stockholders of the Company, the amount of shares of Common Stock that may be issued will increase to a total of 3,500,000 shares. The shares of Common Stock covered by the Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market. To the extent that an award terminates, expires or lapses for any reason, any shares subject to the award may be used again for new grants under the Plan. In addition, shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation may be used for grants under the Plan. To the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any of its subsidiaries will not be counted against the shares available for issuance under the Plan.

The maximum number of shares of Common Stock that may be subject to one or more awards to a participant pursuant to the Plan during any fiscal year is currently 200,000.

Types of Awards

The Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, and performance-based cash awards.

Stock options, including incentive stock options, as defined under Section 422 of the Code, and nonqualified stock options may be granted pursuant to the Plan. The option exercise price of all stock options granted pursuant to the Plan may not be less than 100% of the fair market value per share of Common Stock on the date of grant. Stock options may be exercised as determined by the Board, but in no event after the tenth anniversary date of grant, provided that a vested nonqualified stock option may be exercised up to 12 months after the optionee’s death. The aggregate fair market value of the shares with respect to which options intended to be incentive stock options are exercisable for the first time by an employee in any calendar year may not exceed $100,000, or such other amount as the Code provides. The Board shall determine the methods by which the exercise price of a stock option may be paid and the form of payment, including, without limitation: (i) cash, (ii) shares of company common stock or (iii) other property acceptable to the Board. However, no participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act will be permitted to pay the exercise price of an option in any method which would violate Section 13(k) of the Exchange Act.

Restricted stock may be granted pursuant to the Plan. A restricted stock grant is the issuance of shares of Common Stock at any price determined by the Board (including no price), that is nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions to vesting may be based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the Board. The Company has issued restricted stock awards under the Plan to Company directors and employees. See the Summary Compensation Table on page 18, and “Executive Compensation – Elements of Compensation” beginning on page 16 of this Proxy Statement for more information on grants of restricted stock to named executive officers.

A stock appreciation right (a “SAR”) is the right to receive payment (either in the form of cash or shares of Common Stock) of an amount equal to the excess of the fair market value of a share of Common Stock on the date of exercise of the SAR over the fair market value of a share of Common Stock on the date of grant of the SAR. The other types of awards that may be granted under the Plan include performance awards, performance shares, performance stock units, dividend equivalents, deferred stock, and restricted stock units.

The Board may authorize awards to employees who are or may be “covered employees,” as defined in Section 162(m) of the Code, that are intended to be performance-based awards within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax. Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the Board for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Board), sales or revenue, net income (either before or after tax), operating earnings, cash flow (including, but not limited to, operating cash flow, and free cash flow), cash flow return on capital, return on net assets, return on shareholders’ equity, return on assets, return on capital, return on invested capital, shareholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share, and market share. These performance criteria may be measured in absolute terms or as compared to any incremental increase or as compared to results of a peer group. With regard to a particular performance period, the Board shall have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the Board may reduce or eliminate (but not increase) the award. Generally, a participant will have to be employed on the date the performance-based award is paid to be eligible for a performance-based award for any period.

Performance awards may be authorized pursuant to the Plan. Performance awards are performance-based awards within the meaning of Section 162(m) of the Code that represent a right to receive a cash payment contingent upon achieving certain performance goals established by the Board. The maximum amount of cash that may be paid to any participant pursuant to a performance award during any fiscal year is $1,000,000.

Amendment and Termination

The Board may terminate, amend, or modify the Plan at any time; provided, however, that stockholder approval must be obtained for any amendment to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, to increase the number of shares available under the Plan, to permit the Board to grant options with a price below fair market value on the date of grant, or to extend the exercise period for an option beyond ten years from the date of grant. In addition, absent stockholder approval, no option may be amended to reduce the per share exercise price of the shares subject to such option below the per share exercise price as of the date the option was granted and, except to the extent permitted by the Plan in connection with certain changes in capital structure, no option may be granted in exchange for, or in connection with, the cancellation or surrender of an option having a higher per share exercise price. In no event may an award be granted pursuant to the Plan on or after the tenth anniversary of the date that the stockholders initially approved the Plan.

Federal Income Tax Consequences

The following summarizes only the federal income tax consequences of participation under the Plan based upon federal income tax laws in effect on the date of this Proxy Statement. This summary does not purport to be complete, and does not discuss any non-U.S., state or local tax consequences. In addition, the discussion does not address tax consequences which may vary with, or are contingent on, a participant’s individual circumstances. Each participant in the Plan is strongly urged to consult with his or her tax advisor regarding participation in the Plan.

With respect to nonqualified stock options, the Company is generally entitled to deduct, and the optionee recognizes taxable income in an amount equal to, the difference between the option exercise price and the fair market value of the shares at the time of exercise. A participant receiving incentive stock options will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the Common Stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one which does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will apply.

The current federal income tax consequences of other awards authorized under the Plan generally follow certain basic patterns: stock-settled SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); and stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income, subject to Code Section 162(m) with respect to covered employees.

Certain types of awards under the Plan, including cash-settled SARs, restricted stock units and deferred stock may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, participants may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% income tax (and, potentially, certain interest penalties). To the extent applicable, the Plan and awards granted under the Plan will be interpreted to comply with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the Board, the Plan and applicable Award Agreements may be amended to comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

New Plan Benefits

Because payment of any award may be contingent on the attainment of performance objectives established for such year by the Board, the amounts payable to eligible participants under the Plan (as proposed to be amended) for any fiscal year during which the Plan (as proposed to be amended) is in effect cannot currently be determined. The table set forth below illustrates the amounts that would have been payable for fiscal year 2014 under the Plan to each of the individuals and groups listed below had the Fourth Amendment to the Plan been in effect. These amounts are the actual amounts attributable to restricted stock awards that were granted in fiscal year 2014 under the Plan.

NEW PLAN BENEFITS

Name and Position	Dollar Value ($)

Clyde B. Anderson Executive Chairman	$204,000

Terrance G. Finley President and Chief Executive Officer	$136,000

R. Todd Noden Executive Vice President and Chief Financial Officer	$68,000

James F. Turner Executive Vice President/Real Estate and Business Development	$68,000

All Executive Officers as a group (4 persons)	$476,000

All Non-Executive Directors as a group (4 persons)	$112,496

All Non-Executive Employees as a group (7 persons)	$115,600

Vote Required; Board Recommendation

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve this proposal. Unless instructed to the contrary, the shares represented by the proxies will be voted to approve the Fourth Amendment to the Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE

IN FAVOR OF PROPOSAL 2.

Securities Authorized for Issuance under Equity Compensation Plans

The following table summarizes certain information as of February 1, 2014 regarding the securities that have been authorized for issuance under the Company’s 1999 Amended and Restated Employee Stock Option Plan, 2005 Incentive Award Plan and Employee Stock Purchase Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise prices of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by stockholders:	223,834	(1)	$9.44	(2)	493,139	(3)
Equity compensation plans not approved by stockholders:	—		N/A		—
Total	223,834		$9.44		493,139

(1)

Represents (i) 6,334 shares of common stock issuable with respect to outstanding stock options granted under the Company’s Amended and Restated Stock Option Plan and (ii) 217,500 shares of common stock that are issuable under the Company’s 2005 Incentive Award Plan relating to performance based restricted stock awards made with respect to the 2014 fiscal year.

(2)	Represents the exercise price of the options issued under the Amended and Restated Stock Option Plan.
(3)

Includes (i) 345,053 shares of common stock available for future issuance under the Company’s 2005 Incentive Award Plan and (ii) 148,086 shares of common stock available for future issuance under the Company’s Employee Stock Purchase Plan. The Company’s Amended and Restated Stock Option Plan has been terminated, and no shares of common stock are available for future issuance thereunder.

INDEPENDENT PUBLIC ACCOUNTANTS

Change in Independent Public Accountants. On October 4, 2013, the Company dismissed its independent registered public accounting firm Ernst & Young LLP, and engaged Grant Thornton LLP to serve as the Company’s independent registered public accounting firm. The dismissal of Ernst & Young LLP and the appointment of Grant Thornton LLP were approved by the Company’s Audit Committee. Grant Thornton LLP audited the Company’s consolidated financial statements for the fiscal year ended February 1, 2014.

The reports of Ernst & Young LLP on the Company’s consolidated financial statements as of and for the fiscal year ended February 2, 2013, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principle.

During the fiscal year ended February 2, 2013, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference thereto in its reports on the Company’s consolidated financial statements for such year. Furthermore, no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K) occurred during the fiscal year ended February 2, 2013 and through October 4, 2013.

The Company provided Ernst & Young LLP with a copy of the foregoing disclosures and requested that Ernst & Young LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Ernst & Young LLP agrees with the statements made by the Company with respect to Ernst & Young LLP set forth above, and, if not, stating the respects in which Ernst & Young LLP does not agree. A copy of Ernst & Young LLP’s letter is attached as Exhibit 16.1 to the Current Report on Form 8-K filed by the Company on October 9, 2013.

During the Company’s fiscal year ended February 2, 2013 and through October 23, 2013, neither the Company, nor anyone on the Company’s behalf, consulted Grant Thornton LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements or (ii) any other matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Fees and Services. The following table shows the fees billed, including out-of-pocket expenses, to the Company for the audit and other services provided by Grant Thornton LLP and Ernst & Young LLP for fiscal years 2014 and 2013, respectively:

Fees	Fiscal 2014	Fiscal 2013

Audit Fees(1)	$505,867	$455,950
Audit-Related Fees(2)	15,012	32,250
Tax Fees(3)	—	130,132
All Other Fees(4)	1,675	1,995

Total	$522,554	$620,327

(1)

Audit fees represent fees for professional services provided in connection with the audit of the Company’s annual consolidated financial statements and internal control over financial reporting, review of quarterly consolidated financial statements, audit of employee benefit plans, and audit services provided in connection with other statutory or regulatory filings. All of these services were preapproved by the Audit Committee. In fiscal 2014, the Company paid Grant Thornton LLP and Ernst & Young LLP $416,361 and $89,506, respectively, in audit fees. In fiscal 2013, the Company paid Grant Thornton LLP and Ernst & Young LLP $62,500 and $393,450, respectively, in audit fees.

(2)

Audit-related fees represent fees for professional services in connection with the audits of the Company’s employee benefit plans. All of these services were preapproved by the Audit Committee. Fiscal 2014 and fiscal 2013 audit-related fees were paid to Ernst & Young LLP.

(3)	Tax fees principally included tax compliance fees and tax advice and planning fees. All of these services were preapproved by the Audit Committee. Fiscal 2013 tax fees were paid to Ernst & Young LLP.
(4)	All other fees consist of payment for an accounting research tool. Fiscal 2014 and fiscal 2013 other fees were paid to Ernst & Young LLP. These fees were preapproved by the Audit Committee.

Pre-Approval Policies and Procedures; Non-Audit Services. The Audit Committee pre-approves all audit-related and non-audit services not prohibited by law to be performed by the Company’s independent auditors. The Audit Committee has considered whether the provision of non-audit services by the Company’s independent auditor is compatible with maintaining the independent auditor’s independence and believes that the provision of such services is compatible.

Representatives of Independent Public Accountants. Representatives of Ernst & Young LLP are not expected to be present at the Annual Meeting. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting. They will be provided an opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the direction of the Audit Committee, the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2015 is being presented to the stockholders for approval at the Annual Meeting. Although stockholder ratification is not required by our Amended and Restated Bylaws or otherwise, the Board is submitting the selection of Grant Thornton LLP to our stockholders for ratification as a matter of good corporate practice. If the appointment of Grant Thornton LLP as the independent auditor is not ratified, the Audit Committee will reconsider its appointment of the independent auditor.

Vote Required; Board Recommendation. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of Grant Thornton LLP as the independent auditor. Unless instructed to the contrary, the shares represented by the proxies will be voted to approve the ratification of the appointment of Grant Thornton LLP as the independent auditor.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE

IN FAVOR OF PROPOSAL 3.

PROPOSAL 4 – ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that the Company provide its stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

The Company intends to hold such an advisory vote, commonly known as a “say-on-pay” vote, each year in connection with the annual meeting of stockholders until the next vote on the frequency of the “say-on-pay” vote or until the Company’s Board of Directors otherwise determines that a different frequency for this advisory vote is in the best interests of our stockholders. The next advisory vote on the frequency of “say-on-pay” votes will occur no later than 2018.

As described in detail under the heading “Executive Compensation,” the Company seeks to closely align the interests of our named executive officers with the interests of our stockholders. The Company’s compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total stockholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. The vote is advisory, which means that the vote is not binding on the Company or the Board of Directors. To the extent that there is any significant vote against our named executive officer compensation as disclosed in this Proxy Statement, the Board of Directors will evaluate whether any actions are necessary to address the concerns of stockholders.

Accordingly, pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, the Company asks our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the fiscal 2014 Summary Compensation Table and the other related tables and disclosure.”

Vote Required; Board Recommendation. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve this proposal. Unless instructed to the contrary, the shares represented by the proxies will be voted to approve the resolution on the compensation of our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF PROPOSAL 4.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment.

SOLICITATION OF PROXIES

The cost of the solicitation of proxies on behalf of the Company will be borne by the Company. In addition, directors, officers, and other employees of the Company may, without additional compensation except reimbursement for actual expenses, solicit proxies by mail, in person, or by telecommunication. The Company will reimburse brokers, fiduciaries, custodians, and other nominees for out-of-pocket expenses incurred in sending the Company’s proxy materials to, and obtaining instructions relating to such materials from, beneficial owners.

STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

Any proposal that a stockholder may desire to have included in the Company’s proxy materials for presentation at the 2015 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by the Company at its executive offices at 402 Industrial Lane, Birmingham, Alabama 35211, Attention: Mr. Clyde B. Anderson, on or prior to January 2, 2015. A stockholder must notify the Company before March 18, 2015 of a proposal for the 2015 annual meeting which the stockholder intends to present other than by inclusion in our proxy materials. Any such proposal received after March 18, 2015 will be considered untimely for purposes of the 2015 annual meeting, and proxies delivered for the 2015 annual meeting will confer discretionary authority to vote on any such matters.

ANNUAL REPORT

The Company’s Annual Report to Stockholders for fiscal 2014 is being mailed to the Company’s stockholders with this Proxy Statement.

402 Industrial Lane

Birmingham, Alabama 35211

www.booksamillioninc.com

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE –
www.proxypush.com/bamm
Use the Internet to vote your proxy until 12:00 p.m. (CT) on May 29, 2014.

PHONE – 1-866-883-3382
Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on May 29, 2014.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the Annual Meeting.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1. To elect the nominee listed to serve as a director of the Company for a three-year term expiring in 2017:	01 Terry C. Anderson	☐	Vote FOR nominee		☐	Vote WITHHELD from nominee

2. To approve the Fourth Amendment to the 2005 Incentive Award Plan		☐	For	☐	Against	☐	Abstain

3. To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm for fiscal year 2015		☐	For	☐	Against	☐	Abstain

4. To approve on an advisory basis the compensation of our named executive officers		☐	For	☐	Against	☐	Abstain

5. In their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment(s) thereof

Address Change? Mark box, sign, and indicate changes below: ☐			Date

Signature(s) in Box

NOTE: Please sign exactly as name appears hereon. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his or her title. Trustees, guardians, executors, and administrators should sign in their official capacity, giving their full title as each. If a partnership, please sign in the partnership name by an authorized person.

BOOKS-A-MILLION, INC.

ANNUAL MEETING OF STOCKHOLDERS

May 30, 2014

10:00 a.m.

Corporate Office Annex

121 West Park Drive

Birmingham, Alabama 35211

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 30, 2014.

The undersigned stockholder(s) of Books-A-Million, Inc., a Delaware corporation (the “Company”), hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 2, 2014, and hereby appoints R. Todd Noden and Tyler B. Novak, or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2014 Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. on May 30, 2014 at the Company’s Corporate Office Annex, located at 121 West Park Drive, Birmingham, Alabama 35211 and at any adjournment(s) thereof, and to vote all shares of Common Stock, which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

This proxy, when properly executed, will be voted in accordance with the directions given by the undersigned stockholder(s). If no direction is made, it will be voted FOR Proposals 1, 2, 3 and 4, and as the proxies deem advisable on such other matters which may properly come before the meeting.

See reverse for voting instructions.